UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 28, 2015

Date of Report

(Date of earliest event reported)

FONU2 INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-49652	65-0773383
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employee I.D. No.)

135 Goshen Road Ext., Suite 205

Rincon, GA 31326

(Address of Principal Executive Offices)

(912) 655-5321

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 6, 2015, the Company entered a thirteen-month lease agreement on a property located at 309 East Main Street, Suite B, Garden City, GA at a monthly rental rate of $4,000. The facility consists of approximately 16,000 square feet (12,000 square feet of office space and 4,000 square feet of warehousing space). The office space will provide accommodation for film producers, film directors, screenwriters, movie production artists and crew when working on location in Coastal Georgia. The warehousing space will be utilized by Moon River Rentals for the storage of their equipment.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 6 and 12, 2015 the Company made the required payments totaling $42,000 under the Forbearance Agreement with Apple Box Productions Inc. On November 13, 2015, the Company received a Notice of Cure by Applebox Productions, Inc.

The descriptions of the convertible notes in Item 3.02 are hereby incorporated by reference into this Item 2.03.

Item 3.02 – Unregistered Sales of Equity Securities

On October 28, 2015, the Company entered into a convertible note with SBI Investments whereby the Company borrowed $28,125, with original issuance discount of $3,125 recorded as expenses. The principal accrues interest at a rate of 8 percent per annum, quarterly interest payments will be paid on the following dates: January 28, 2016, April 28, 2016, July 28, 2016 and the balance on the Maturity Date October 27, 2016. The note is convertible after 180 days at a 45 percent discount to the lowest trading price in the 20 trading days prior to conversion date.  The note will accrue interest at a rate of 22 percent per annum should the Company default. As part of this agreement Mr. Jake Shapiro has pledged the balance of his 6,250 preferred shares of Company stock as collateral for this loan.

On November 3, 2015, the Company entered into a convertible note with Carebourn Capital, LP whereby the Company borrowed $28,000, with original issuance discount of $3,000 recorded as expenses. The principal accrues interest at a rate of 12 percent per annum and is due in full on August 3, 2016.  The note is convertible after 90 days at a 45 percent discount to the lowest trading price in the 20 trading days prior to conversion date.  The note will accrue interest at a rate of 22 percent per annum should the Company default.

On November 11, 2015, the Company issued 35,295,389 shares of common stock to Carebourn Capital, LP on a partial conversion of a convertible note in the value of $2,117.72 ($0.00006 / share). This issuance of shares was exempt under Section 4(a)(2) of the Securities Act.

On November 12, 2015, the Company issued 55,000,000 shares of common stock to Magna Equities II, LLC on a partial conversion of a convertible note in the value of $3,300.00 ($0.00006 / share). This issuance of shares was exempt under Section 4(a)(2) of the Securities Act.

On November 12, 2015 the Company issued 20,451,695 shares of common stock to Service Trading Company LLC on a partial conversion of a convertible note in the value of $1,147.55 ($0.00006 / share). This issuance of shares was exempt under Section 4(a)(2) of the Securities Act.

As of November 13, 2015, there are 664,394,496 common shares issued and outstanding.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

FONU2 INC., a Nevada corporation

Date: November 13, 2015	By:	/s/ Roger Miguel
Roger Miguel, Chief Executive Officer

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